Exhibit 99.2

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	June 1, 2017, 4:30 p.m. EDT	Contact:	Jack Isselmann, Public Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Europe and Astra Rail Complete Merger Forming

European-based Greenbrier-Astra Rail

~ Creates Europe’s largest end-to-end freight railcar business ~

~ Advances Greenbrier’s international strategy ~

~ Expected to be accretive to Greenbrier’s earnings per share annually beginning in fiscal 2018 ~

Lake Oswego, Oregon, June 1, 2017 – The Greenbrier Companies, Inc. (NYSE:GBX) and Astra Holding GmbH announced today that they have completed their previously announced plans to create Greenbrier-Astra Rail. The combination creates Europe’s largest end-to-end freight railcar manufacturing, engineering and repair business to reach markets throughout Europe, Eurasia, and Gulf Cooperation Council (GCC) countries like Saudi Arabia. It is expected that Greenbrier-Astra Rail will be accretive to Greenbrier’s annual earnings per share by $0.15-$0.35, beginning in fiscal 2018.

As previously announced, Greenbrier controls Greenbrier-Astra Rail with an equity interest equal to approximately 75%. Thomas Manns, most recently chairman of Astra Rail, owns the remainder of the new company. In addition to his ownership stake, Manns becomes Chairman of the Supervisory Board of Greenbrier-Astra Rail and leads its commercial operations, working closely with its Management Board and Jim Cowan, President of Greenbrier International. Also serving on the Supervisory Board is Bill Furman, Chairman and CEO of Greenbrier; Alejandro Centurion, President of Greenbrier Global Manufacturing Operations; Klaus Krauth, Managing Director of Astra Holding GmbH and Cowan.

Greenbrier-Astra Rail is led by a team with decades of experience in railcar markets throughout Eastern and Western Europe, as well as experience in North America and emerging markets around the world. Daily operations are led by a Management Board including CEO and President Bernd Böse, most recently CEO of Astra Rail, and CFO Bogdan Lesnianski, previously head of Greenbrier’s Wagony Swidnica operations.

Industry estimates indicate a high replacement demand for freight railcars in the Western European rail market, where the typical freight railcar has been in service for at least 25 years. Demand in mature markets like Western Europe coupled with opportunities in nearby emerging markets positions Greenbrier-Astra Rail for success.

“The creation of Greenbrier-Astra Rail extends Greenbrier’s commitment to global diversification while providing scale and greater value to our customers in Europe,” said Furman. “We are excited to unify the creative and capable management teams from both companies to deliver world-class innovation to our freight railcar customers in Europe and beyond. Together with our investments in Saudi Arabia, Brazil and Mexico, Greenbrier has substantially grown our

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international footprint over the last several years to create a truly global network. We look forward to an expanded presence in Europe, while we also address developing markets in the GCC, Africa and Eurasia.”

“This transaction is transformational. Our combined operation is better positioned to pursue the growth opportunities offered by the freight car markets in Europe and globally,” said Manns. “Greenbrier-Astra Rail will capitalize on the substantial market opportunity in Europe, leveraging our resources to provide the best end-to-end solutions for our customers. Beyond Europe, we will aggressively pursue opportunities in emerging freight railcar markets which we can uniquely access from our Europe-based operations.”

Greenbrier-Astra Rail includes all European operations of Greenbrier and Astra Rail including 6 railcar manufacturing sites and railcar repair facilities in addition to sales, administration and engineering offices. The new company proudly employs 4,000 people across Eastern and Western Europe.

The new company will deploy the global engineering, design and manufacturing expertise of the Greenbrier Manufacturing Organization (GMO), with flagship facilities in Portland, Oregon and Colleyville, Texas. GMO’s extensive capabilities allow Greenbrier-Astra Rail to produce freight cars for any gauge or local standard in the world. For example, contracts with GCC-based customers for US-style freight railcars will continue to be manufactured in Europe under the direction of Greenbrier’s senior US manufacturing team.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America, Latin America and Europe. We also build and market marine barges in North America. We manufacture freight railcars in Brazil through a strategic partnership in which we hold a majority interest and produce rail castings through a separate Brazilian partnership. Greenbrier also has a majority stake in Greenbrier-Astra Rail, an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. Through our European manufacturing operations, we deliver U.S.-designed tank cars to Saudi Arabia. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,000 railcars and performs management services for over 266,000 railcars.

About Astra Rail

In 1998, Thomas Manns, at the young age of 21, stepped in to run his family’s business of commercial vehicle rentals upon the death of his father. He built that company into a major force in Western and Eastern European markets. After selling the business in 2008, Mr. Manns entered the real estate business in Eastern Europe and Germany. In 2012, he purchased Astra Rail properties and together with Mr. Bernd Böse, who runs the operative business of Astra Rail, built the multi-plant business into a highly profitable operation with three manufacturing, engineering and repair factories in Arad, Severin and Caracal, Romania over the course of a few short years.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that

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are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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